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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Marine Drilling Companies, Inc.:

     We consent to the use of our report dated January 26, 1996, on the audited consolidated financial statements included herein and to the reference to our firm under the heading "Experts" in the prospectus.

     With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated October 16, 1996, except for Note (6), which is as of November 20, 1996, and to the incorporation by reference of our reports dated April 26, 1996, and July 26, 1996, related to our reviews of interim financial information. Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                          KPMG Peat Marwick LLP

Houston, Texas
November 22, 1996